CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") made effective as of this 5th day of December, 2004, by and between Integrated Environmental Technologies, Ltd. (the "Company"), having its business offices at 4235 Commerce Street, Little River, South Carolina 29566 and Joseph Schmidt ("the Consultant") with its business office at 32 Ellicott Lane, Wayne, New Jersey 07470.

WHEREAS, Consultant has many years of experience in providing strategic, operations and financial consulting services to various companies; and

WHEREAS, the Company is desirous of obtaining Consultant's expertise and thereby wishes to retain the consulting services of the Consultant and the Consultant is willing to provide certain consulting services to the Company;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties agree as follows:

1. Retention.

        (a) The Company hereby retains the Consultant during the Term, as defined in Section 2, to render to the Company, services of an advisory or consultative nature related to management, strategic planning and marketing, including in the following areas (the "Services"):

                (i) acquisitions and business opportunities;

                (ii) financial matters in connection with the operation of the businesses of the Company;

                (iii) review and advice regarding the Company's overall progress, needs and condition;

                (iv) implementation of a marketing program to enable the Company to promote its image; and

                (v) analysis and assessment of alternatives presented by the Company for raising capital.

        (b) The Consultant agrees to provide the Services to the Company during the Term in accordance with the terms and provisions of this Agreement.

2. Performance of Services.

        (a) Services. During the Term, the Consultant shall devote such business time, skill and efforts to the affairs of the Company as the Consultant shall reasonably determine is necessary to permit the faithful and diligent performance of its duties hereunder.

        (b) Work Schedule. Consultant shall be free to work on such days and during such hours as he in his sole discretion shall determine. The Services rendered hereunder may be rendered in person or by phone in the sole discretion of Consultant.

        (c) Independent Contractor. The Consultant shall at all times act strictly and exclusively as an independent contractor and shall not be considered as having employee status under any law, regulation or ordinance or as being entitled to participate in or benefit under any plan or program established at any time by the Company for its employees. The Consultant shall have no managerial authority or responsibility as an officer or supervisor of the Company. The Consultant shall not have any authority to bind the Company to any contract or to commit the Company in any manner whatsoever. The Consultant shall not hold itself out as a representative or agent of the Company.

        (d) Obligations of the Company. To enable the Consultant to be kept current with the affairs of the Company, the Company will continuously provide to the Consultant, in a timely fashion, information requested by the Consultant from time to time to update any "due diligence" materials previously supplied by the Company. If the Company fails or refuses to furnish any such material or information, in an accurate and timely fashion, reasonably requested by the Consultant, and thus prevents or impedes Consultant's performance hereunder, any liability of Consultant to perform the Services hereunder shall not be deemed a breach of its obligations hereunder.

3. Term. The term of this Agreement shall commence as of the date hereof and shall continue in full force and effect for a six-month term ending June 5th 2005 (the "Term"). Notwithstanding the foregoing, either party may terminate this Agreement upon not less than 30 days written notice to the other. The Consultant's rights under this Agreement, including all rights in and to the Shares described in paragraph 4 below, shall survive the expiration of the Term or any earlier termination of this Agreement, whether by the Consultant or the Company, it being the express intention of the parties that all compensation being paid to Consultant hereunder shall be deemed to be earned as of the date of execution of this Agreement.

4. Compensation. In full and total compensation to Consultant for the Services rendered hereunder, Company hereby irrevocably grants to the Consultant Five Hundred Thousand (500,000) shares (the "Shares") of the Company's common stock. The Company hereby agrees to cause one or more certificate(s) evidencing the Shares to be delivered to Consultant within fourteen (14) days from the date of this Agreement. Consultant's rights in and to the Shares shall vest immediately upon execution of this Agreement and the Company shall have no right to the return of such Shares for any reason whatsoever. If the Consultant or any subsequent holder of the Shares as permitted by this Agreement are proposed to be made in reliance upon Rule 144 promulgated under the Securities Act of 1933 ("Rule 144"), the Company shall instruct its counsel to prepare any necessary opinion letters required by the Company's transfer agent in connection with such sales and to take all further steps necessary to facilitate such sales. Neither the Company nor its counsel shall unreasonably withhold, condition or delay its preparation of such opinion.

5. Transferability of Shares.

        (a) The Consultant acknowledges it as acquiring the Shares for investment purposes only, and not for distribution or fractionalization. The Shares have not been registered under federal or state securities laws. Transfer of the Shares is accordingly restricted and, unless a registration statement relating to the issuance of the Shares is in effect at the time of issuance, the Shares will bear appropriate restrictive legends. The Company shall allow the Consultant to direct the allocation of the Shares to up to three persons or to hypothecate, sell, assign or transfer (a "Transfer") all or a part of the Shares to up to three persons, including principals of the Consultant, provided that (i) the Consultant confirms to the Company it has not made any offer to sell or solicitation of offers to buy the Shares, and that it has conveyed to the potential Share transferee(s) (the "Transferees") all information necessary to fully inform the Transferees of the Company and its business, (ii) the Transferees establish to the Company's satisfaction that the Transferees are accredited investors (as defined under Regulation D) (iii) the Transferees are acquiring the Shares for investment purposes only, (iv) the Transferees acknowledge that they have been given access to all material information regarding the Company, and (v) such other reasonable requirement of the securities laws is available for the Transfer of the Shares.

        (b) If on any occasion subsequent to the effective date of this Agreement, the Company is either in the process of or proposes to file a registration statement, notification or such other appropriate documents in the applicable jurisdiction (collectively hereinafter a "Registration Statement") to register any Company securities, whether newly issued or then outstanding, with the Securities and Exchange Commission or state securities regulators, or to offer publicly any such Company securities, the Company will give immediate written notice of such proposal to the holders of the Shares (collectively, the "Holders"), which notice shall specify the class of the securities so proposed to be registered. Upon the written request of any of the Holders ("Registration Request") given within 21 days after the receipt of any such notice, the Company will cause the Shares then held by such Holder to be included in the Registration Statement it proposes to file.

        (c) Blue Sky The Company shall, upon the initial filing of its Registration Statement, immediately take all necessary action which may be required in qualifying or registering the Shares included in a Registration Statement under the securities and blue sky laws of such states as reasonably are requested by the holders of such Shares.

        (d) Information to Holders. The Company shall furnish to the Holders of the Shares such number of copies of the Registration Statement, each amendment thereto, the prospectus included in such registration (including each preliminary prospectus), copies of all appropriate blue sky filings and such other documents as the Holders may reasonably request in order to facilitate the registration and qualification of the Shares.

        (e) Costs of Registration. The Company will bear the costs of preparing, filing and printing the Registration Statement, including appropriate blue sky fees, but the Holders will be responsible for (i) any underwriting discounts or commissions, and any taxes payable with respect to sales by the Holders and (ii) the costs of any separate counsel retained by the Holders.

6. Not Licensed as a Broker-Dealer or Investment Advisor. Neither Consultant nor any employee of Consultant is a licensed broker-dealer and Consultant is not being retained to offer, sell or place any securities of the Company. No fees paid pursuant to this Agreement relate to commissions for the placement or sale of securities. Neither Consultant nor any employee of Consultant is a licensed investment adviser and Consultant is not being retained to make any valuations of the securities of the Company or of any entity the Company may consider acquiring in the future. The Company acknowledges that neither the Consultant nor any employee of Consultant has been retained to provide investment advisory services to the Company.

7. Expenses. The Company agrees to pay the Consultant a monthly, non-accountable fee of Two Thousand Dollars ($2,000) commencing on the execution of this Agreement and payable on the 5th of each successive month thereafter during the term of this Agreement. Additional expense allowance will be paid or reimbursed by the Company to the Consultant for "extraordinary" expenses. Any "extraordinary" expenses paid or reimbursed under this Agreement will require the Company's prior authorization.

8. Liability of Parties. The Consultant shall have no liability with respect to decisions made or actions taken by the Company in reliance on advice or recommendations given by the Consultant. The Company agrees to indemnify and hold harmless the Consultant and its affiliates, directors, officers, partners, agents, and employees and each other person, if any, controlling the Consultant or any of its affiliates (collectively the "Consultant Parties"), to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by them (including attorneys' fees and disbursements) that result from actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, its agents or employees. The Consultant will indemnify and hold harmless the Company and the respective directors, officers, agents and employees of the Company and each other person, if any, controlling the Company or any of its affiliates (the "Company Parties") from and against all losses, claims, damages, liabilities and expenses that result from bad faith or gross negligence of the Consultant. Each person or entity seeking indemnification hereunder shall promptly notify the Company, or the Consultant as applicable, of any loss, claim, damage or expense for which the Company or the Consultant as applicable, may become liable pursuant to this Section, shall not pay, settle or acknowledge liability under any such claim without consent of the party liable for indemnification, and shall permit the Company or Consultant as applicable a reasonable opportunity to cure any underlying problems or to mitigate actual or potential damages. The scope of this indemnification between the Consultant and the Company shall be limited to, and pertain only to transactions contemplated or entered into pursuant to this Agreement. The Company or the Consultant, as applicable, shall have the opportunity to defend any claim for which it may be liable hereunder, provided it notifies the party claiming the right to indemnification within 15 days of notice of the claim. The rights stated pursuant to the preceding two paragraphs shall be in addition to any rights that the Consultant, the Company, or any other person entitled to indemnification may have in common law or otherwise, including but not limited to, any right to contribution.

9. Other Activities of Consultant. The Company realizes that the Consultant now renders, and may continue to render consulting services to other companies, some of which may conduct business and activities similar to those of the Company.

10. Trade Secrets and Documentation. Consultant will treat as proprietary any information belonging to the Company, or any third parties disclosed to Consultant in the course of Consultant's services that is designated by an appropriate stamp or legend as being confidential. Notwithstanding the foregoing, the Consultant shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain not due to the breach of this Agreement by Consultant; (ii) of which it had independent knowledge prior to disclosure; (iii) which comes into the possession of Consultant in the normal and routine course of its own business from and through independent non-confidential sources or (iv) which is required to be disclosed by Consultant by governmental requirements.

11. Control. Nothing contained herein shall be deemed to require the Company to take any action contrary to its Certificate of Incorporation or By-Laws, or any applicable statute or regulation, or to deprive its Board of Directors of their responsibility for any control of the conduct of the affairs of the Company.

12. Notices. Any notices hereunder shall be sent to the Company and the Consultant at their respective addresses above set forth. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the matter herein provided. Any notices required to be given to the Holders of the Shares shall be deemed properly made when sent to the Consultant in the manner set forth above. The Consultant shall use its best efforts to promptly forward such notices to the Holders of the Shares.

13. Governing Law. This Agreement has been made in the State of New Jersey and shall be construed and governed in accordance with the laws thereof without regard to conflicts of laws.

14. Entire Agreement. This Agreement contains the entire Agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby and supersedes any and all previous agreements between the parties.

15. Binding Effect. This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors and assignees.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

By: ______________________________

Joseph Schmidt

Integrated Environmental Technologies, Ltd.

By: ______________________________

William Prince, CEO